UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2023 (December 22, 2023)

Chenghe Acquisition I Co.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41246	98-1605340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

38 Beach Road #29-11 South Beach Tower Singapore		189767
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (+65) 9851 8611

LatAmGrowth SPAC

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	LATGU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	LATG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 22, 2023, Chenghe Acquisition I Co. (f/k/a LatAmGrowth SPAC), a Cayman Islands exempted company (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that because it has not yet filed its Form 10-Q for the period ended June 30, 2023 (the “June 2023 Filing”) and Form 10-Q for the period ended September 30, 2023 (the “September 2023 Filing”) with the Securities Exchange Commission (the “SEC”), it no longer complies with Listing Rule 5250(c)(1) of Nasdaq’s Listing Rules (the “Rules”) for continued listing.

Under the Rules, the Company now has 60 calendar days to submit a plan to regain compliance and if Nasdaq accepts the Company’s plan, Nasdaq can grant an exception of up to 180 calendar days from the June 2023 Filing’s due date, or until February 20, 2024, to regain compliance. The Staff noted that the Company’s 60 day submission date coincides with the maximum exception date of February 20, 2024.

The Company intends to regain compliance with the Rules by filing its June 2023 Filing and September 2023 Filing with the SEC as soon as possible.

Item 7.01. Regulation FD Disclosure.

Furnished as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference is the press release that the Company issued on December 27, 2023 announcing that it had received the Notice.

The foregoing (including Exhibit 99.1) are being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Forward Looking Statements

Certain information contained in this report consists of forward-looking statements within the meaning of section 27A of the Securities Act, and section 21E of the Exchange Act that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “would,” “may,” “intends,” “anticipates,” “potential,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will regain compliance with the Rules in the future, or otherwise meet Nasdaq compliance standards, that the Company will be eligible for a second compliance period, or that Nasdaq will grant the Company any relief from delisting as necessary or that the Company can ultimately meet applicable Nasdaq requirements for any such relief. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release, dated December 27, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chenghe Acquisition I Co.

By:	/s/ Zhiyang Zhou
Name:	Zhiyang Zhou
Title:	Chief Executive Officer and Chief Financial Officer

Date: December 27, 2023